Exhibit 99.1

October 31, 2017	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK Announces Higher
Third-quarter 2017 Financial Results;
Maintains 2017 Financial Guidance

Volume and Fee-based Earnings Growth Continue to Drive Results

TULSA, Okla. - Oct. 31, 2017 - ONEOK, Inc. (NYSE: OKE) today announced higher third-quarter 2017 financial results primarily benefiting from natural gas and natural gas liquids (NGL) volume growth in the Williston Basin and STACK and SCOOP areas, higher average fee rates in the natural gas gathering and processing segment and higher fee-based transportation services in the natural gas pipelines segment.

SUMMARY

•
Third-quarter 2017 net income attributable to ONEOK and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) totaled $165.7 million and $517.2 million, respectively;

•
Third-quarter 2017 natural gas volumes processed increased 16 percent, NGLs transported on gathering lines increased 5 percent and natural gas transportation capacity contracted increased 5 percent, compared with the third quarter 2016;

•
The natural gas gathering and processing segment’s average fee rate was 86 cents per Million British thermal units (MMBtu) in the third quarter 2017, compared with 76 cents per MMBtu in the third quarter 2016;

•
Results include third-quarter 2017 noncash impairment charges totaling $20.2 million, or 3 cents per diluted share, related to nonstrategic assets and equity investments in the natural gas gathering and processing segment;

•	ONEOK estimates an approximately $4.5 million, or 1 cent per diluted share, adverse impact to the natural gas liquids segment’s third-quarter 2017 earnings due to Hurricane Harvey; and

•	Third-quarter 2017 dividend coverage ratio was 1.29.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

THIRD-QUARTER AND YEAR-TO-DATE 2017 FINANCIAL HIGHLIGHTS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Millions of dollars, except per share and coverage ratio amounts)
Net income attributable to ONEOK (a)	$165.7	$92.1	$324.8	$261.5
Net income per diluted share (a)	$0.43	$0.43	$1.20	$1.23
Adjusted EBITDA (b)	$517.2	$469.7	$1,439.1	$1,375.9
DCF (b)	$364.4	$331.5	$1,018.6	$1,004.0
Dividend coverage ratio (b)	1.29	1.52	1.42	1.54
(a) Three- and nine-month periods ending Sept. 30, 2017, include noncash impairment charges of approximately $20.2 million, or 3 cents per diluted share and 5 cents per diluted share, respectively. The nine-month period also includes approximately $50 million, or 11 cents per diluted share, in one-time and ONEOK and ONEOK Partners transaction-related costs.
(b) Adjusted EBITDA; distributable cash flow (DCF); and dividend coverage ratio are non-GAAP measures. Nine-month 2017 amounts include transaction-related pretax cash costs of approximately $30 million, or 0.05 times dividend coverage, associated with the recently closed ONEOK and ONEOK Partners merger transaction. Reconciliations to relevant GAAP measures are included in this news release.

“Third-quarter financial results reflect increases in both adjusted EBITDA and distributable cash flow, compared with 2016, driven by natural gas and natural gas liquids volume growth,” said Terry K. Spencer, ONEOK president and chief executive officer. “Solid volume performance through the first nine months of the year has ONEOK well-positioned to achieve 2017 financial guidance.
“ONEOK was impacted by the effects of Hurricane Harvey during the quarter, but I couldn’t be more proud of the way our employees responded,” said Spencer. “They worked tirelessly to keep our assets running safely and to provide needed services to our customers, all while having to deal personally with the effects of the hurricane.
“We’ve announced approximately $490 million in capital-growth projects since June 2017, including the recently announced expansion of our West Texas LPG Pipeline into the heart of the Delaware Basin. We are developing more potential opportunities that further expand our existing assets, which continue to create our highest returns on capital invested,” added Spencer.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

THIRD-QUARTER AND YEAR-TO-DATE 2017 FINANCIAL PERFORMANCE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Millions of dollars)
Operating income	$351.9	$329.4	$983.1	$956.1
Operating costs	$207.1	$184.1	$616.8	$553.0
Depreciation and amortization	$102.3	$98.5	$302.6	$292.2
Equity in net earnings from investments	$40.1	$35.2	$119.0	$100.4
Adjusted EBITDA	$517.2	$469.7	$1,439.1	$1,375.9
Capital expenditures	$135.2	$158.3	$330.4	$491.5

ONEOK’s operating income increased for the three- and nine-month periods in 2017, compared with the same periods in 2016, but higher results were offset partially by noncash impairment charges in the third quarter 2017 and one-time charges associated with the ONEOK and ONEOK Partners merger transaction during the first and second quarters of 2017. Noncash charges in the third quarter 2017 totaled approximately $20.2 million, or 3 cents per diluted share.

Operating costs increased in the three- and nine-month periods in 2017, compared with the same periods in 2016, due primarily to higher labor and employee-related costs associated with benefit plans and the growth of ONEOK’s operations, and routine maintenance projects.

In September and October 2017, ONEOK issued 3.3 million common shares through its “at-the-market” equity program, resulting in net proceeds of $184 million. Proceeds were used for general corporate purposes, including the repayment of outstanding debt and to fund capital-growth projects.

EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the third-quarter 2017 conference call is accessible on ONEOK’s website, www.oneok.com, or from the links below.

> View earnings presentation

> View earnings tables

HIGHLIGHTS:

•	Maintaining 2017 net income guidance of $635 million to $795 million, adjusted EBITDA guidance of $1.89 billion to $2.06 billion and DCF guidance of $1.28 billion to $1.44 billion;

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

•
Announcing in October 2017 plans to invest approximately $200 million to extend the West Texas LPG Pipeline system, of which ONEOK owns 80 percent, into the prolific Delaware Basin. The project is expected to be completed in the third quarter 2018;

•	Repaying in September 2017 $400 million of 2.0 percent senior notes;

•
Completing in July 2017 a $1.2 billion public offering of senior notes, consisting of $500 million of 10-year senior notes at a coupon of 4.0 percent and $700 million of 30-year senior notes at a coupon of 4.95 percent, generating net proceeds of approximately $1.18 billion;

•	Repaying in July 2017 $500 million of the $1.0 billion term loan agreement due 2019;

•	Redeeming in July 2017 ONEOK’s 6.5 percent senior notes due 2028 for approximately $87 million;

•	Having approximately $1.6 billion of borrowing capacity available under its $2.5 billion credit agreement as of Sept. 30, 2017; and

•
Declaring in October 2017 a third-quarter 2017 dividend of 74.5 cents per share, or $2.98 per share on an annualized basis. The dividend remains unchanged from the previous quarter when it was increased 13 cents per share, or 21 percent, following the close of the ONEOK and ONEOK Partners merger transaction.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 16 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment’s adjusted EBITDA increased 5 percent in the third quarter 2017, compared with the same period in 2016, benefiting from increased NGL volumes gathered from the Williston Basin and STACK and SCOOP areas.

The segment connected one new third-party natural gas processing plant in the Permian Basin during the third quarter 2017, in addition to the five third-party plant connections added to its system in the first half of 2017.

Even with higher NGL volumes gathered during the third quarter 2017, compared with the second quarter 2017, ethane rejection levels on ONEOK’s system remained relatively unchanged, continuing to average more than 150,000 barrels per day (bpd).

During August and September 2017, disruptions from Hurricane Harvey caused lower NGL volumes and higher operating costs at some of ONEOK’s Gulf Coast and Mid-Continent area assets, adversely impacting adjusted EBITDA in the segment by an estimated $4.5 million.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Natural Gas Liquids Segment	2017	2016	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$293.9	$279.3	$845.5	$826.0
Capital expenditures	$27.0	$30.5	$59.8	$85.5

The increase in third-quarter 2017 adjusted EBITDA, compared with the third quarter 2016, primarily reflects:

•
A $17.4 million increase in exchange services due to increased volumes in the Williston Basin and the STACK and SCOOP areas from recently connected natural gas processing plants, offset partially by lower volumes in the Granite Wash and Barnett Shale and reduced volumes related to Hurricane Harvey; and

•	A $7.5 million increase in optimization and marketing due primarily to wider product price differentials; offset partially by

•
A $10.4 million increase in operating costs due primarily to higher property taxes, higher labor and employee-related costs associated with benefit plans, the timing of routine maintenance projects and additional operating costs related to Hurricane Harvey; and

•	A $4.2 million decrease in transportation and storage services due primarily to lower storage volumes.

The increase in adjusted EBITDA for the nine-month 2017 period, compared with the same period last year, primarily reflects:

•
A $29.8 million increase in exchange services due to increased volumes in the Williston Basin and STACK and SCOOP areas from recently connected natural gas processing plants, offset partially by lower volumes in the Granite Wash and Barnett Shale, and reduced volumes related to Hurricane Harvey;

•	A $2.9 million increase in equity in net earnings from investments due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline; and

•	A $1.8 million increase in optimization and marketing due primarily to higher optimization volumes and wider product price differentials; offset partially by

•
A $19.6 million increase in operating costs due primarily to higher property taxes, higher labor and employee-related costs associated with benefit plans, the timing of routine maintenance projects and additional operating costs related to Hurricane Harvey.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment’s adjusted EBITDA increased 29 percent in the third quarter 2017 and 17 percent through the first nine months of 2017, compared with the same periods in 2016. Producer activity remained steady on ONEOK’s dedicated acreage in the Williston Basin and STACK and SCOOP areas, contributing to a 16 percent increase in natural gas volumes processed, compared with the third quarter 2016.

Higher fee-based earnings also continue to benefit the segment, with the third quarter 2017 fee rate averaging 86 cents per MMBtu, compared with 76 cents per MMBtu in the third quarter 2016, a 13 percent increase.

During the third quarter 2017, the gathering and processing segment recorded $20.2 million of noncash impairment charges related to nonstrategic assets and equity investments located in North Dakota and Oklahoma, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Natural Gas Gathering and Processing Segment	2017	2016	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$142.0	$109.8	$374.2	$320.2
Capital expenditures	$85.5	$99.6	$185.7	$325.8

Third-quarter 2017 adjusted EBITDA increased, compared with the third quarter 2016, which primarily reflects:

•	A $26.5 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines; and

•
A $16.9 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower percentage of proceeds (POP) retained from the sale of commodities purchased under POP with fee contracts; offset partially by

•
A $10.8 million increase in operating costs due primarily to increased labor and employee-related costs associated with benefit plans and the growth of ONEOK’s operations and the timing of property tax accruals; and

•	A $3.1 million decrease due primarily to lower realized natural gas and condensate prices.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

The increase in adjusted EBITDA for the nine-month 2017 period, compared with the same period last year, primarily reflects:

•
A $46.8 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower POP retained from the sale of commodities purchased under POP with fee contracts; and

•
A $28.2 million increase due primarily to natural gas volume growth in the Williston Basin and the STACK and SCOOP areas, offset partially by natural production declines and the impact of severe winter weather in the first quarter 2017; offset partially by

•	A $16.7 million increase in operating costs due primarily to increased labor and employee-related costs associated with benefit plans and the growth of ONEOK’s operations; and

•	A $7.5 million decrease due primarily to lower realized natural gas and condensate prices.

Natural Gas Pipelines Segment

The natural gas pipelines segment’s adjusted EBITDA increased 9 percent in the third quarter 2017 and 13 percent through the first nine months of 2017, compared with the same periods in 2016. Higher fee-based earnings and increased transportation capacity contracted, primarily from the 2016 WesTex pipeline expansion, contributed to the segment’s results.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Natural Gas Pipelines Segment	2017	2016	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$87.5	$80.3	$251.1	$223.2
Capital expenditures	$18.8	$24.5	$70.7	$71.7

Third-quarter 2017 adjusted EBITDA increased, compared with the third quarter 2016, which primarily reflects:

•	A $6.7 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted; and

•	A $2.7 million increase in equity in net earnings from investments due primarily to higher firm transportation revenues on Roadrunner Gas Transmission Pipeline (Roadrunner); offset partially by

•	A $3.6 million decrease due primarily to gains on sales of excess natural gas in storage in 2016; and

•	A $1.4 million increase in operating costs due primarily to higher labor and employee-related costs associated with benefit plans.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

The increase in adjusted EBITDA for the nine-month 2017 period, compared with the same period last year, primarily reflects:

•	A $22.7 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted;

•	A $13.9 million increase in equity in net earnings from investments due primarily to higher firm transportation revenues on Roadrunner; and

•
A $3.2 million increase from higher net retained fuel due primarily to higher equity gas sales and higher natural gas prices, offset partially by lower natural gas volumes retained; offset partially by

•	An $8.3 million decrease due primarily to gains on sales of excess natural gas in storage in 2016; and

•	A $7.4 million increase in operating costs due primarily to routine maintenance projects and higher labor and employee-related costs associated with benefit plans.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK executive management will conduct a conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Nov. 1, 2017. The call also will be carried live on ONEOK’s website.

To participate in the telephone conference call, dial 888-312-9849, pass code 2687557, or log on to www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 2687557.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2017/q3-2017-earnings-results-financial-news.pdf

Presentation:
http://ir.oneok.com/~/media/Files/O/OneOK-IR/financial-reports/2017/q3-2017-earnings-results-presentation.pdf

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK has disclosed in this news release adjusted EBITDA, distributable cash flow and dividend coverage ratio, which are non-GAAP financial metrics, used to measure the company’s financial performance and are defined as follows:

•	Adjusted EBITDA is defined as net income from continuing operations adjusted for interest expense, depreciation and amortization, noncash impairment charges, income

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

taxes, noncash compensation expense, allowance for equity funds used during construction (equity AFUDC), and other noncash items;

•
Distributable cash flow is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received from unconsolidated affiliates and certain other items; and

•	Dividend coverage ratio is defined as ONEOK’s distributable cash flow to ONEOK shareholders divided by the dividends paid for the period.

These non-GAAP financial measures described above are useful to investors because they, and similar measures, are used by many companies in the industry as a measure of financial performance and are commonly employed by financial analysts and others to evaluate our financial performance and to compare our financial performance with the performance of other companies within our industry. Adjusted EBITDA, ONEOK distributable cash flow and coverage ratio should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Reconciliations of net income to adjusted EBITDA, distributable cash flow and coverage ratio are included in the tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is one of the largest energy midstream service providers in the U.S., connecting prolific supply basins with key market centers. It owns and operates one of the nation's premier natural gas liquids (NGL) systems and is a leader in the gathering, processing, storage and transportation of natural gas. ONEOK’s operations include a 38,000-mile integrated network of NGL and natural gas pipelines, processing plants, fractionators and storage facilities in the Mid-Continent, Williston, Permian and Rocky Mountain regions.

ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, find us on LinkedIn, Facebook or Twitter @ONEOKNews.

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes," "expects", "intends", "plans", "projects", "will", "would", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving us, including future financial and operating results, our plans, objectives, expectations and intentions, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected.

Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following:

•	the risk that cost savings, tax benefits and any other synergies from the Merger transaction may not be fully realized or may take longer to realize than expected;

•	the impact and outcome of pending and future litigation, including litigation relating to the Merger transaction;

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•
the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in equity and bond market returns;

•
our indebtedness and guarantee obligations could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning our credit ratings;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

–	availability of additional storage capacity;

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports ONEOK and ONEOK Partners have filed and may file with the Securities and Exchange Commission (the "SEC"), which are incorporated by reference.

These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. ONEOK undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or changes in circumstances, expectations or otherwise.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK and ONEOK Partners on file with the SEC. ONEOK's and ONEOK Partners’ SEC filings are available publicly on the SEC's website at www.sec.gov.

###

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2017	2016	2017	2016
	(Thousands of dollars, except per share amounts)
Revenues
Commodity sales	$2,322,534	$1,840,523	$6,700,260	$4,757,306
Services	583,832	517,384	1,681,489	1,509,167
Total revenues	2,906,366	2,357,907	8,381,749	6,266,473
Cost of sales and fuel (exclusive of items shown separately below)	2,229,416	1,751,593	6,464,281	4,474,654
Operations and maintenance	182,409	165,664	540,679	488,476
Depreciation and amortization	102,298	98,550	302,566	292,275
Impairment of long-lived assets	15,970	—	15,970	—
General taxes	24,641	18,487	76,098	64,529
Gain on sale of assets	(274)	(5,744)	(904)	(9,537)
Operating income	351,906	329,357	983,059	956,076
Equity in net earnings from investments	40,058	35,155	118,985	100,441
Impairment of equity investments	(4,270)	—	(4,270)	—
Allowance for equity funds used during construction	40	—	75	208
Other income	3,296	4,242	11,670	9,351
Other expense	(838)	(710)	(23,431)	(2,288)
Interest expense (net of capitalized interest of $1,068, $3,806, $4,254, and $9,265, respectively)	(126,533)	(118,240)	(361,468)	(355,463)
Income before income taxes	263,659	249,804	724,620	708,325
Income taxes	(97,128)	(55,012)	(195,913)	(157,536)
Income from continuing operations	166,531	194,792	528,707	550,789
Income (loss) from discontinued operations, net of tax	—	(576)	—	(1,755)
Net income	166,531	194,216	528,707	549,034
Less: Net income attributable to noncontrolling interests	789	102,072	203,911	287,500
Net income attributable to ONEOK	165,742	92,144	324,796	261,534
Less: Preferred stock dividends	276	—	493	—
Net income available to common shareholders	$165,466	$92,144	$324,303	$261,534
Amounts available to common shareholders:
Income from continuing operations	$165,466	$92,720	$324,303	$263,289
Income (loss) from discontinued operations	—	(576)	—	(1,755)
Net income	$165,466	$92,144	$324,303	$261,534
Basic earnings per common share:
Income from continuing operations	$0.43	$0.44	$1.21	$1.25
Income (loss) from discontinued operations	—	—	—	(0.01)
Net income	$0.43	$0.44	$1.21	$1.24
Diluted earnings per common share:
Income from continuing operations	$0.43	$0.44	$1.20	$1.24
Income (loss) from discontinued operations	—	(0.01)	—	(0.01)
Net income	$0.43	$0.43	$1.20	$1.23
Average shares (thousands)
Basic	380,907	211,309	268,108	211,038
Diluted	383,419	212,870	270,349	212,123
Dividends declared per share of common stock	$0.745	$0.615	$1.975	$1.845

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Unaudited)	2017	2016
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$11,676	$248,875
Accounts receivable, net	939,595	872,430
Materials and supplies	77,366	60,912
Natural gas and natural gas liquids in storage	314,266	140,034
Commodity imbalances	111,766	60,896
Other current assets	64,196	45,986
Assets of discontinued operations	—	551
Total current assets	1,518,865	1,429,684
Property, plant and equipment
Property, plant and equipment	15,364,289	15,078,497
Accumulated depreciation and amortization	2,785,682	2,507,094
Net property, plant and equipment	12,578,607	12,571,403
Investments and other assets
Investments in unconsolidated affiliates	1,013,702	958,807
Goodwill and intangible assets	996,435	1,005,359
Deferred income taxes	474,967	—
Other assets	182,265	162,998
Assets of discontinued operations	—	10,500
Total investments and other assets	2,667,369	2,137,664
Total assets	$16,764,841	$16,138,751

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	September 30,	December 31,
(Unaudited)	2017	2016
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$432,650	$410,650
Short-term borrowings	932,250	1,110,277
Accounts payable	922,820	874,731
Commodity imbalances	189,512	142,646
Accrued interest	97,023	112,514
Other current liabilities	166,825	166,042
Liabilities of discontinued operations	—	19,841
Total current liabilities	2,741,080	2,836,701
Long-term debt, excluding current maturities	8,092,000	7,919,996
Deferred credits and other liabilities
Deferred income taxes	76,262	1,623,822
Other deferred credits	339,116	321,846
Liabilities of discontinued operations	—	7,471
Total deferred credits and other liabilities	415,378	1,953,139
Commitments and contingencies
Equity
ONEOK shareholders’ equity:
Preferred stock, $0.01 par value: issued 20,000 shares at September 30, 2017, and no shares at December 31, 2016	—	—
Common stock, $0.01 par value: authorized 1,200,000,000 shares, issued 415,913,504 shares and outstanding 381,285,028 shares at September 30, 2017; authorized 600,000,000 shares, issued 245,811,180 shares and outstanding 210,681,661 shares at December 31, 2016	4,159	2,458
Paid-in capital	6,418,038	1,234,314
Accumulated other comprehensive loss	(181,771)	(154,350)
Retained earnings	—	—
Treasury stock, at cost: 34,628,476 shares at September 30, 2017, and 35,129,519 shares at December 31, 2016	(880,931)	(893,677)
Total ONEOK shareholders’ equity	5,359,495	188,745
Noncontrolling interests in consolidated subsidiaries	156,888	3,240,170
Total equity	5,516,383	3,428,915
Total liabilities and equity	$16,764,841	$16,138,751

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS	Nine Months Ended
	September 30,
(Unaudited)	2017	2016
	(Thousands of dollars)
Operating activities
Net income	$528,707	$549,034
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	302,566	292,275
Impairment charges	20,240	—
Noncash contribution of preferred stock, net of tax	12,600	—
Equity in net earnings from investments	(118,985)	(100,441)
Distributions received from unconsolidated affiliates	124,517	106,381
Deferred income taxes	186,584	157,819
Share-based compensation expense	19,688	31,112
Pension and postretirement benefit expense, net of contributions	818	8,270
Allowance for equity funds used during construction	(75)	(208)
Gain on sale of assets	(904)	(9,537)
Changes in assets and liabilities:
Accounts receivable	(33,224)	(145,430)
Natural gas and natural gas liquids in storage	(174,232)	(89,685)
Accounts payable	82,174	138,198
Commodity imbalances, net	(4,004)	55,109
Settlement of exit activities liabilities	(8,127)	(16,211)
Accrued interest	(15,491)	(24,906)
Risk-management assets and liabilities	34,534	(48,695)
Other assets and liabilities, net	(21,390)	18,943
Cash provided by operating activities	935,996	922,028
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(330,431)	(491,528)
Contributions to unconsolidated affiliates	(87,653)	(55,177)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	21,577	43,018
Proceeds from sale of assets	1,910	19,099
Cash used in investing activities	(394,597)	(484,588)
Financing activities
Dividends paid	(543,445)	(388,103)
Distributions to noncontrolling interests	(275,060)	(412,539)
Borrowing (repayment) of short-term borrowings, net	(178,027)	147,160
Issuance of long-term debt, net of discounts	1,190,067	1,000,000
Debt financing costs	(11,340)	(2,770)
Repayment of long-term debt	(992,864)	(656,117)
Issuance of common stock	45,849	14,948
Other	(13,778)	—
Cash used in financing activities	(778,598)	(297,421)
Change in cash and cash equivalents	(237,199)	140,019
Change in cash and cash equivalents included in discontinued operations	—	(228)
Change in cash and cash equivalents from continuing operations	(237,199)	139,791
Cash and cash equivalents at beginning of period	248,875	97,619
Cash and cash equivalents at end of period	$11,676	$237,410

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2017	2016	2017	2016
	(Millions of dollars, except as noted)
Natural Gas Liquids
Operating costs	$90.2	$79.8	$256.3	$236.7
Depreciation and amortization	$41.9	$40.8	$124.5	$122.2
Equity in net earnings from investments	$15.3	$14.0	$44.1	$41.2
Adjusted EBITDA	$293.9	$279.3	$845.5	$826.0
NGLs transported-gathering lines (MBbl/d) (a)	812	775	794	778
NGLs fractionated (MBbl/d) (b)	605	606	600	588
NGLs transported-distribution lines (MBbl/d) (a)	569	521	559	504
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.05	$0.03	$0.04	$0.03
Capital expenditures	$27.0	$30.5	$59.8	$85.5
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Gathering and Processing
Operating costs	$80.2	$69.4	$225.1	$208.4
Depreciation and amortization	$46.8	$45.0	$137.8	$133.3
Equity in net earnings from investments	$3.4	$2.6	$9.8	$8.0
Adjusted EBITDA	$142.0	$109.8	$374.2	$320.2
Natural gas gathered (BBtu/d) (a)	2,278	1,977	2,147	2,047
Natural gas processed (BBtu/d) (a) (b)	2,128	1,829	1,995	1,886
NGL sales (MBbl/d) (a)	193	153	184	155
Residue natural gas sales (BBtu/d) (a)	955	837	869	877
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.24	$0.23	$0.22	$0.22
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$33.83	$41.13	$33.07	$36.91
Realized residue natural gas net sales price ($/MMBtu) (a) (c) (e)	$2.51	$2.84	$2.53	$2.76
Average fee rate ($/MMBtu) (a)	$0.86	$0.76	$0.86	$0.73
Capital expenditures	$85.5	$99.6	$185.7	$325.8
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK’s equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

Natural Gas Pipelines
Operating costs	$29.8	$28.4	$92.5	$85.1
Depreciation and amortization	$12.8	$12.1	$37.9	$34.6
Equity in net earnings from investments	$21.3	$18.6	$65.1	$51.2
Adjusted EBITDA	$87.5	$80.3	$251.1	$223.2
Natural gas transportation capacity contracted (MDth/d) (a)	6,593	6,300	6,600	6,240
Transportation capacity contracted (a)	94%	95%	94%	94%
Capital expenditures	$18.8	$24.5	$70.7	$71.7
(a) - Includes volumes for consolidated entities only.

-more-

ONEOK Announces Third-quarter 2017 Financial Results

Oct. 31, 2017

ONEOK, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Unaudited)	2017	2016	2017	2016
	(Thousands of dollars, except per share amounts)
Reconciliation of Income from Continuing Operations to Adjusted EBITDA and Distributable Cash Flow
Income from continuing operations	$166,531	$194,792	$528,707	$550,789
Interest expense, net of capitalized interest	126,533	118,240	361,468	355,463
Depreciation and amortization	102,298	98,550	302,566	292,275
Income taxes	97,128	55,012	195,913	157,536
Impairment charges	20,240	—	20,240	—
Noncash compensation expense	4,883	3,165	9,790	20,170
Other noncash items and equity AFUDC (a)	(420)	(61)	20,450	(375)
Adjusted EBITDA	517,193	469,698	1,439,134	1,375,858
Interest expense	(126,533)	(118,240)	(361,468)	(355,463)
Maintenance capital	(32,514)	(20,965)	(79,973)	(66,325)
Equity in net earnings from investments; excluding noncash impairment charges	(40,058)	(35,155)	(118,985)	(100,441)
Distributions received from unconsolidated affiliates	49,414	40,822	146,094	149,399
Other	(3,089)	(4,616)	(6,155)	1,008
Distributable cash flow	$364,413	$331,544	$1,018,647	$1,004,036
Dividends paid to preferred shareholders	(352)	—	(352)	—
Distributions paid to public limited partners	—	(135,480)	(270,959)	(406,439)
Distributable cash flow to shareholders	$364,061	$196,064	$747,336	$597,597
Dividends paid per share	$0.745	$0.615	$1.975	$1.850
Dividend coverage ratio	1.29	1.52	1.42	1.54
Number of shares used in computation (thousands)	380,019	210,428	267,205	210,114
(a) Nine-month 2017 totals include ONEOK’s April 2017 contribution to the ONEOK Foundation of 20,000 shares of Series E Preferred Stock, with an aggregate value of $20 million.